Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

AKILI, INC.

(a Delaware corporation)

August 19, 2022

ARTICLE I

The name of the corporation is Akili, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

ARTICLE IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is 1.1 Billion (1,100,000,000) of which (i) 1 Billion (1,000,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 100 Million (100,000,000) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon without a separate class vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. Common Stock

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate of Incorporation (this “Certificate”) (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)    the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring, or that are submitted by the Corporation for, stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote exclusively thereon, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or a certificate of designations of any series of Undesignated Preferred Stock) or the DGCL;

(b)    dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof;

(c)    there shall be no cumulative voting; and

(d)    upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. Undesignated Preferred Stock

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the authorized but unissued shares of Undesignated Preferred Stock, the issuance of shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL. Except as otherwise provided by any certificate of designations of any series of Undesignated Preferred Stock then outstanding or by law, no holder of any series of Undesignated Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

ARTICLE V

Stockholder Action

1.    No Action Without Meeting. Except as may otherwise be provided by or pursuant to this Certificate (or any certificate of designations of any series of Undesignated Preferred Stock then outstanding) with respect to the holders of any series of Undesignated Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of the stockholders in lieu thereof.

2.    Special Meetings. Except as otherwise required by statute or the By-laws of the Corporation (the “By-laws”) and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

Directors

1.    General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or as required by law.

2.    Election of Directors. Election of Directors need not be by written ballot unless the By-laws shall so provide.

3.    Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be Kenneth Ehlert and Bharatt Chowrira; the initial Class II Directors of the Corporation shall be Christine Lemke and William Jones, Jr.; and the initial Class III Directors of the Corporation shall be W. Edward Martucci, Chamath Palihapitiya and Adam Gazzaley. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held following the initial effectiveness of this Certificate; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the initial effectiveness of this Certificate; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held following the initial effectiveness of this Certificate. The mailing address of each person who is to serve initially as a director is c/o Akili, Inc., 125 Broad Street, 5th Floor, Boston, MA 02110. At each succeeding annual meeting of stockholders, beginning with the first annual meeting of stockholders following the initial effectiveness of this Certificate, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4.    Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.    Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

6.    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board shall fix.

ARTICLE VII

Limitation of Liability

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, or the adoption of any provision of the Certificate inconsistent with this Article VII, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

Amendment of By-Laws

1.    Amendment by Directors. Except as otherwise provided by law, any section or portion of the By-laws of the Corporation may be amended or repealed, or new By-laws enacted, by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.    Amendment by Stockholders. Except as otherwise provided therein, the By-laws of the Corporation may be amended or repealed, or new By-laws enacted, at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal or the adoption of such new By-law at such meeting of stockholders, such amendment, repeal or adoption shall only require the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

ARTICLE IX

Amendment of Certificate of Incorporation

If any provision of this Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate, and the court will replace such illegal, void or unenforceable provision of this Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate (including any designation of Undesignated Preferred Stock), and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate (including any provision of any designation of Undesignated Preferred Stock that provides for a greater or lesser vote) or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of a majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the voting power of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, and this Article IX of this Certificate.

ARTICLE X

Incorporator

The name and mailing address of the incorporator are as follows: Chamath Palihapitiya at 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052.

[End of Text]

THIS CERTIFICATE OF INCORPORATION is executed as of this 19th day of August, 2022.

AKILI, INC.

By:	/s/ Chamath Palihapitiya

Name:	Chamath Palihapitiya
Title:	Incorporator

[Signature Page to Closing Certificate of Incorporation]